EXHIBIT 21

                      PEOPLES-SIDNEY FINANCIAL CORPORATION

                                       State of              Percentage of
      Subsidiary                    Incorporation           securities owned
      ----------                    -------------           ----------------

Peoples Federal Savings & Loan          Federal                   100%
  Association of Sidney

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